UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BroadVision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following materials were first sent (in English and in German) to BroadVision stockholders and others on October 14, 2005 and BroadVision may use these materials in the future for similar purposes:

AS WE HAVE NOTED IN PREVIOUS COMMUNICATIONS, BROADVISION, INC. HAS AGREED TO BE SOLD FOR USD 0.84 PER SHARE IN CASH, SUBJECT TO STOCKHOLDER APPROVAL AND OTHER CLOSING CONDITIONS.

WE ARE WRITING TODAY TO SEEK YOUR URGENT APPROVAL OF THIS TRANSACTION. BROADVISION’S BOARD OF DIRECTORS BELIEVES THAT THE COMPANY WILL LIKELY BECOME INSOLVENT IF THE TRANSACTION IS NOT APPROVED.  IN SUCH EVENT, YOUR SHARES WOULD LIKELY BE WORTH MUCH LESS THAN USD 0.84 PER SHARE FOR THIS REASON AND THE OTHER REASONS DESCRIBED IN BROADVISION’S PROXY STATEMENT, BROADVISION’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THIS TRANSACTION.

UNDER APPLICABLE LAW, BROADVISION MUST OBTAIN THE AFFIRMATIVE VOTE OF MORE THAN 50 PERCENT OF ALL OUTSTANDING SHARES (AND NOT MERELY 50 PERCENT OF THE SHARES VOTED).  IF YOU DO NOT VOTE IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE TRANSACTION.  BECAUSE BROADVISION HAS A LARGE STOCKHOLDER BASE IN EUROPE THAT HAS NOT HISTORICALLY VOTED ITS SHARES, THERE IS A SIGNIFICANT RISK THAT THE TRANSACTION WILL FAIL SIMPLY DUE TO INACTION BY EUROPEAN STOCKHOLDERS.

TO DATE, ONLY 32% OF PROXIES HAVE BEEN RECEIVED, 92% OF WHICH HAVE BEEN IN FAVOR OF THE TRANSACTION.

IN ORDER TO VOTE, PLEASE REFER TO OUR MEETING NOTIFICATION. DEADLINE TO VOTE 25OCT05 10AM CET.

STOCKHOLDERS IN THE UNITED STATES  WHO NEED ASSISTANCE WITH VOTING THEIR SHARES SHOULD CALL GEORGESON SHAREHOLDER ,TOLL-FREE 866-203-1350.  STOCKHOLDERS OUTSIDE OF THE UNITED STATES MAY CONTACT GIORGIA DIGUISEPPE AT +39 06 42171.719 OR G.DIGIUSEPPE@PROXYGROUP.COM.  YOU MAY ALSO CONTACT THE CFO BILL MEYER DIRECTLY AT +1 (650) 542-5402 OR BILL.MEYER@BROADVISION.COM.

***********

BROADVISION, INC.

*** URGENT STOCKHOLDER ACTION REQUIRED TO PRESERVE VALUE ***

Dear BroadVision, Inc. Stockholder:

We are again writing you because our records indicate that you are a shareholder of BroadVision, Inc. common stock, and that votes related to shares registered in your name through your broker, agent or nominee firm have still not been received.

You should have previously received a notice and materials related to the pending sale of BroadVision, Inc. for US$0.84 per share in cash.  This transaction requires approval of more than 50% of all outstanding shares of the company (and not merely 50% of the shares voted).

Following is an update of recent events:

•                  The stockholder meeting was convened as scheduled on October 12, 2005

•                  There was no quorum at the meeting, as proxies were received for only 10.6 million (or 62%) of the 17.2 million shares required for a quorum

•                  Of the proxies submitted, over 92% of the shares were in favor of the transaction

•                  The meeting was adjourned for two weeks to October 26, 2005 at 10:00 a.m. local time, in order to extend the period of time in which stockholders may vote

We again request that, if you have not already done so, you review the disclosure materials related to this transaction, including BroadVision’s proxy statement, and register your vote with your banker or broker as soon as possible.

BroadVision’s board of directors believes that the company will  likely become insolvent if the transaction is not approved.  If this were to occur, your shares would likely be worth much less than the US$0.84 per share in cash available in this transaction.

Shares that are not voted will have the same effect as a vote against the transaction.

PLEASE BE SURE TO VOTE BY TUESDAY, OCTOBER 25, 2005 TO ENSURE YOUR VOTES ARE RECEIVED IN TIME TO BE COUNTED AT THE UPCOMING SPECIAL MEETING OF STOCKHOLDERS.

Stockholders in the United States who need assistance with voting their shares should call Georgeson Shareholder,  toll-free 866-203-1350.  Stockholders outside of the United States may contact Giorgia DiGuiseppe at +39 06 42171.719 or g.digiuseppe@proxygroup.com.  You may also contact me directly at +1 (650) 542-5402 or bill.meyer@broadvision.com.

Sincerely,

Bill Meyer, BroadVision CFO

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from BroadVision’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the merger transaction may not close; difficulty in attracting or retaining customers or employees as a result of the signing of the definitive merger agreement; litigation resulting from the signing of the merger agreement or the associated transactions; and general economic and market conditions. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”).

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision has filed a definitive proxy statement and other relevant materials with the SEC.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests are described in the definitive proxy statement.